UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 18, 2025

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 W. 57th St, #33B
New York, New York 10019

(Address of Principal Executive Offices)

972- 4-770-6377

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on September 16, 2024, DarioHealth Corp., a Delaware corporation (the “Company”), received a written notification (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that for 30 consecutive trading days preceding the date of the Notice, the bid price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), had closed below the $1.00 per share minimum required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was granted 180 calendar days, or until March 17, 2025, to regain compliance with the Minimum Bid Price Requirement.

On March 18, 2025, the Company received a letter (the “Letter”), from the Staff approving an extension of an additional 180 calendar days from the date of the Letter, or until September 15, 2025 (the “Additional Compliance Period”) to regain compliance with the Minimum Bid Price Requirement. The Company’s Common Stock will continue to trade under the symbol “DRIO.”

If at any time during the Additional Compliance Period, the bid price of the Common Stock closes at or above $1.00 per share for a minimum of ten (10) consecutive trading days, Nasdaq will provide the Company with written confirmation of compliance with the Minimum Bid Price Requirement and the matter will be closed. If the Company does not regain compliance within the Additional Compliance Period or does not comply with the terms of the extension, Nasdaq will provide notice that the Company’s securities will be delisted from The Nasdaq Capital Market.

The Company intends to continuously monitor the closing bid price for its Common Stock and is in the process of considering various measures to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement, including a stock split, if necessary. However, there can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement, even if it maintains compliance with the other Nasdaq listing requirements.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K (this “Form 8-K”) contains forward-looking statements. Such forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions, including those related to future compliance with the Minimum Bid Price Requirement, which can be identified by terminology such as “may,” “will,” “expects,” “anticipates,” “aims,” “potential,” “future,” “intends,” “plans,” “believes,” “estimates,” “continue,” “likely to” and other similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are not historical facts and are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, many of which are beyond the Company’s control, including risks related to the Company’s ability to regain compliance with Nasdaq listing standards, the Company’s ability to take actions that may be required for its continued listing on Nasdaq, the Company’s current liquidity position and the need to obtain additional financing to support ongoing operations, and other risks that may be included in the periodic reports and other filings that the Company files from time to time with the U.S. Securities and Exchange Commission. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2025	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
	Name:	Zvi Ben-David
	Title:	Chief Financial Officer, Treasurer and Secretary